UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2020

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2020, Genco Shipping & Trading Limited (“Genco” or the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, Genco’s shareholders approved a proposal to amend Genco’s Second Amended and Restated Articles of Incorporation to allow the Board of Directors of Genco (the “Board”) to fix the size of the Board at not less than three and no more than twelve  from time to time by resolution (the “Board Size Amendment”).  The Board Size Amendment became effective on such date upon the filing of Articles of Amendment to Genco’s Second Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Registrar of Corporations of the Republic of the Marshall Islands.

The foregoing description of the Board Size Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which are filed as Exhibit 3.1 hereto and are incorporated into this Item 5.03 by reference.

Additionally, the Board adopted a Second Amendment to the Amended and Restated By-laws of the Company (the “By-Laws”) effective July 15, 2020, which provides that the number of directors constituting the Board may be fixed from time to time by resolution of the Board.

Consistent with the amendments to the Company’s Second Amended and Restated Articles of Incorporation and the By-Laws, the Board fixed the number of directors constituting the Board at eight, effective July 15, 2020.

The foregoing description is a summary of the amendment to the By-laws. Such amendment is filed as Exhibit 3.2 hereto and is incorporated into this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 15, 2020, at the Annual Meeting shareholders of record as of May 22, 2020, the Record Date for the Annual Meeting, were entitled to vote 41,801,753 shares of the Company’s common stock (the “Common Stock”), each having one vote per share.  A total of 38,586,928 shares of Common Stock (92.30%) of all such shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected eight director nominees to hold office until the earlier of the 2021 Annual Meeting of Shareholders of the Company or until their successors are elected and qualified or until their earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2020 and (iii) approved a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation to allow the Board of Directors of the Company to set the size of the Board of Directors as described above in Item 5.03.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Arthur L. Regan	35,080,091	376,097	0	3,130,740
James G. Dolphin	34,589,108	867,080	0	3,130,740
Kathleen C. Haines	32,773,277	2,682,911	0	3,130,740
Kevin Mahony	35,029,899	426,289	0	3,130,740
Christoph Majeske	32,759,407	2,696,781	0	3,130,740
Basil G. Mavroleon	32,759,537	2,696,651	0	3,130,740
Jason Scheir	35,323,055	133,133	0	3,130,740
Bao D. Truong	35,081,435	374,753	0	3,130,740

Ratification of Appointment of Independent Certified Public Accountants

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2020. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,413,855	158,686	14,387	0

Board Size Amendment

The shareholders of the Company approved a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation to allow the Board of Directors of the Company to set the size of the Board of Directors. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,210,649	136,739	239,540	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited, dated July 15, 2020.
3.2	Second Amendment to Amended and Restated By-laws, dated July 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 15, 2020

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer